UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, Manmeet Soni, Pharmacyclics, Inc.’s (the “Company”) Principal Financial Officer, Principal Accounting Officer and Executive Vice President, Finance was promoted to the position of Chief Financial Officer.  In connection with such promotion, the Company increased Mr. Soni’s salary to $408,000 per annum.  In addition, in connection with such promotion, on February 4, 2014, the Company granted to Mr. Soni 32,000 Restricted Stock Units, with up to 40% of such Restricted Stock Units vesting on the second anniversary of the grant date, up to an additional 40% of such Restricted Stock Units vesting on the fourth anniversary of the grant date and up to the remaining 20% of such Restricted Stock Units vesting on the fifth anniversary of the grant date, all such tranches are subject to the achievement of performance criteria to be established by the Company’s Compensation Committee.

Also on February 4, 2014, the Company approved 2013 year-end cash bonuses for certain employees of the Company, including $360,000 for Mahkam Zanganeh, the Company’s Chief Operating Officer, $258,750 for Manmeet Soni, the Company’s Chief Financial Officer and $165,000 for Rainer Erdtmann, the Company’s Senior Vice President of Investor Relations and Administration.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

February 5, 2014

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
	Name:	Manmeet Soni
	Title:	Chief Financial Officer